EXHIBIT 99.2
DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
For the Six Months Ended June 30, 2008 and 2007
(Unaudited, dollars in millions)
     The financial measures listed below are not measures defined by U.S. GAAP. However, we believe investors should consider these measures as we believe they are indicative of our ongoing performance and how management evaluates our operational results and trends. Specifically, investors should consider the following with respect to our quarterly and year to date results:
•	Our segment operating profit
     •         Our 2008 EPS without the impact of restructuring costs, transaction costs and other one time separation related costs, bridge loan fees and expenses and incremental tax related to the separation; our 2007 EPS without the impact of restructuring costs; and our 2008 EPS growth without the impact of the aforementioned items.
     Segment operating profit is defined as income from operations before unallocated general and administrative expenses and other costs, restructuring costs, stock based-compensation expense, amortization expense related to intangible assets and other adjustments. We believe that segment operating profit may be useful for investors in assessing our segment results. Segment operating profit is not a recognized measurement under U.S. GAAP. When evaluating our segment results, investors should not consider segment operating profit in isolation of, or as a substitute for, measures of net income as determined in accordance with U.S. GAAP, such as net income or net cash provided by operating activities. Other companies may calculate segment operating profit differently, and therefore our segment operating profit may not be comparable to similarly titled measures reported by other companies. A reconciliation of segment operating profit to income before operations is provided below.
DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
For the Six Months Ended June 30, 2008 and 2007 and 2008 Full-Year Guidance
(Unaudited, dollars in millions, except per share information)

	For the Six Months Ended
	June 30,
			Percentage
	2008	2007	Change
Segment Results – Underlying Operating Profit and Adjustments
Segment underlying operating profit(1)	$542	$533
LIFO inventory adjustment	(14)	(6)
Intersegment eliminations and impact of foreign currency	(5)	(5)

Segment operating profit	523	522	0%

Restructuring costs	(24)	(25)
Transaction costs and other one time separation costs	(20)	—
Unallocated general and administrative expenses	(10)	(17)
Stock-based compensation expense	(4)	(22)
Amortization expense related to intangible assets	(14)	(13)
Incremental pension costs	(3)	(2)
Loss on disposal of property and intangible assets, net	(2)	—
Other	9	—

Income from operations as reported	$455	$443	3%

(1)	Amount represents the total of the underlying operating profit for the four operating segments.

A-1

     EPS excluding certain items for the six months ended June 30, 2008 and 2007 is defined as reported EPS before items affecting comparability (as described below) and 2008 full year guidance EPS excluding certain items is defined as 2008 full year guidance EPS before items affecting comparability (as described below). We believe that EPS excluding certain items and 2008 full-year guidance excluding certain items may be useful for investors in assessing our ongoing performance. EPS excluding certain items is not a recognized measurement under U.S. GAAP. When evaluating our results, investors should not consider EPS excluding certain items in isolation of, or as a substitute for, EPS as determined in accordance with U.S. GAAP. Our EPS excluding certain items may not be comparable to similarly titled measures reported by other companies. Reconciliations of Reported EPS to EPS excluding certain items and 2008 full year guidance EPS to 2008 full year guidance EPS excluding certain items are as provided below:

	For the Six Months Ended
	June 30,
			Percentage
	2008	2007	Change
Reported EPS	$0.80	$0.81	(1)%
Items affecting comparability:
Restructuring costs	0.06	0.06
Transaction and separation costs	0.05	—
Bridge loan fees and expenses	0.06	—
Separation related tax items	0.04	—

EPS excluding certain items	$1.01	$0.87	16%

Full Year 2008 Guidance	2008
2008 full-year guidance EPS	$1.65
Items affecting comparability:
Restructuring costs	0.10
Transaction and separation costs	0.08
Bridge loan fees and expenses	0.06
Separation related tax items	0.04

2008 full-year guidance EPS excluding certain items	$1.94	*

*	Does not sum due to rounding.

A-2